UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008 (December 18, 2008)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Director Resignation and Appointment of New Director

On December 18, 2008, Henry Ormond tendered his resignation from the Board of Directors (the “Board”) of NTELOS Holdings Corp. (the “Company”).

On December 18, 2008, the Board elected Daniel Fine as a director to serve until the Company’s 2009 Annual Meeting of Stockholders. In accordance with the Company’s shareholders agreement, Mr. Fine was designated by affiliates of Quadrangle Group LLC (“Quadrangle”) to replace Mr. Ormond on the Board. Mr. Fine, age 31, joined Quadrangle in September 2005 and currently serves as a Vice President. Prior to joining Quadrangle, Mr. Fine worked in the investment banking group at CIBC World Markets Corp. from 1999 to 2003. From 2003 to 2005, Mr. Fine attended the Wharton School at the University of Pennsylvania, where he received an M.B.A.

Approval of Amended and Restated Equity Incentive Plan

On December 18, 2008, the Board approved the First Amendment to the NTELOS Holdings Corp. Amended and Restated Equity Incentive Plan in order to modify the exercise periods of future stock option and SAR grants.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	First Amendment to the NTELOS Holdings Corp. Amended and Restated Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2008

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to the NTELOS Holdings Corp. Amended and Restated Equity Incentive Plan